THIRD AMENDMENT
                                          TO THE
                                 EASTERN UTILITIES ASSOCIATES
                                    EMPLOYEES' SAVINGS PLAN


        WHEREAS, Eastern Utilities Associates (the "Employer") previously adopted the Eastern Utilities Associates Employees' Savings Plan (the "Plan") effective January 1, 1982;

        WHEREAS, the Employer amended and restated the Plan effective January 1, 1989;

        WHEREAS, the Employer has resolved to provide Participants employed by EUA Cogenex Corporation, EUA Highland Corporation and EUA Citizen Conservation Services, Inc. an enhanced Matching Contribution effective April 1, 1997; and

        WHEREAS, the Employer has reserved the right to amend the Plan from time to time under Section 13.2 of the Plan;

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended, effective April 1, 1997, as follows:

1. Section 1.30 shall be amended by adding the following sentences at the end thereof:

        "The Committee shall maintain a schedule of Participating Employers as part of the Plan."

2. Section 4.1 of the Plan is hereby amended by deleting the first paragraph of said section in its entirety and by substituting therefore the following:

        "Each Participating Employer shall make a Matching Contribution on behalf of each of its Participants in an amount equal to 100% of the first 2% of Earnings and 50% of the next 1% of Earnings with respect to which such Participant makes Pre-T ax Participant Contribution(s). Notwithstanding the foregoing, effective April 1, 1997, EUA Cogenex Corporation, EUA Highland Corporation and EUA Citizen Conservation Services, Inc. shall make a Matching Contribution on behalf of each of their respective Participants in an amount equal to 100% of the first 2% of Earnings and 50% of the next 8% of Earnings with respect to which such Participants makes Pre-Tax Participant Contribution(s). The level of Matching Contributions for any Employee whose terms of employment are governed by a collective bargaining agreement shall be subject to the terms of such collective bargaining agreement with respect to a Plan Year. Matching Contributions made under this Section 4.1 shall be subject to the limitations of Sections 4.3, 4.4 and 4.5."

        IN WITNESS WHEREOF, EASTERN UTILITIES ASSOCIATES has caused this instrument to be executed and delivered on its behalf by the undersigned on this 17 day of March, 1997.



ATTEST:                                         EASTERN UTILITIES ASSOCIATES



/s/ Clifford J. Hebert, Jr.                      By: /s/ John R. Stevens
     Secretary

                                                 Its: President


(Corporate Seal)